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                                                                   EXHIBIT 10.10

                             BASIC LEASE INFORMATION

                  Lease Date:                July 8, 1999

                  Landlord:                  NEW YORK LIFE INSURANCE COMPANY

                  Address of Landlord:       c/o Trammell Crow Company
                                             5601 Sixth Avenue South
                                             Seattle, WA  98108

                  Tenant: PURE WATER CORPORATION, an AquaSource Company, a Delaware corporation

                  Premises:                  21608 85th Avenue South
                                             Kent, WA  98032


Paragraph 1

                  "Premises approximately 75,940 square feet in Building B of approximately 75,940 square feet (computed from measurements to the edge of the roofline of the building and to the center of interior walls, such premises being shown and outlined in red on the plan attached hereto as Exhibit A, and being part of the real property described in Exhibit B attached hereto.

Paragraph 1       Lease Term Commencing on the "Commencement Date" as
                  hereinafter defined and ending 88 months thereafter except that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "Commencement Date".

Paragraph 1       Scheduled Term Commencement Date:       September 1, 1999

Paragraph 2       Monthly Base Rent:                      $28,857.00

Paragraph 2B      Security Deposit: $43,361.00

Paragraph 4A      Tenant's Initial Monthly Escrow Payment for Taxes
                  and Other Charges:                                  $ 4,670.00

Paragraph 7       Tenant's Initial Monthly Common Area Maintenance
                  Charge:                                             $ 2,764.00

Paragraph 13B     Terrain's Initial Monthly Insurance
                  Escrow Payment:                                     $   349.00

                  Tenant's Initial Monthly Payment Total:             $36,640.00

                  The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective Information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.


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                                 LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between NEW YORK LIFE INSURANCE COMPANY, hereinafter referred to as "Landlord", and PURE WATER CORPORATION, an AquaSource Company, a Delaware corporation, hereinafter referred to as "Tenant";

                                   WITNESSETH

1.     PREMISES AND TERM.

A. A. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord those certain Premises as outlined in red on Exhibit "A" attached hereto (hereinafter referred to as the "Premises") and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way appertaining to the Premises and together with the buildings and other improvements situated or to be situated upon land described in Exhibit "B" attached hereto.

       B. TO HAVE AND TO HOLD the same for a term commencing on "Commencement Date"; as hereinafter defined, and ending thereafter as specified in the Basic Lease Information, attached hereto, (the "Lease Term"), provided, however, that, in the event the "Commencement Date" is a date other than the first day of a calendar month said term shall extend for said number of months in addition to the remainder of the calendar month following the "Commencement Date".

       C. The "Commencement Date" shall be the Scheduled Term Commencement Date shown in the Basic Lease Information, attached hereto and incorporated herein by reference, or the date upon which the Premises shall have been substantially completed in accordance with the plans and specifications described in Exhibit "C" attached hereto and incorporated herein by reference, whichever is earlier. If the Premises shall not have been substantially completed as aforesaid by the Scheduled Term Commencement Date, Tenant's obligations to pay rent and its other obligations for payment under this Lease shall commence on the date the Premises are substantially completed as aforesaid, and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. Landlord shall notify Tenant in writing as soon as Landlord deems the Premises to be substantially completed and ready for occupancy. In the event that the Premises have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord of its objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective actions has been completed so that the Premises are substantially completed and ready for occupancy. The taking of possession by Tenant shall be deemed conclusively to establish that the Premises are in good and satisfactory condition, as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, specifying the Commencement Date the rent commencement date, in recordable form. In the event of any dispute as to the substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

2.     BASE RENT AND SECURITY DEPOSIT.

       A. Tenant agrees to pay to Landlord Base Rent for the premises, in advance, without demand, deduction or set off, for the entire Lease Term hereof at the rate specified in the Basic Lease Information, payable in monthly installments. One such monthly installment shall be due and payable on the date hereof and a like monthly install shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated on the basis of a 30-day month.

       B. In addition, Tenant agrees to deposit with Landlord on the date hereof a security deposit in the amount specified in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit, not the last month's rent nor a measure of Landlord's damages in the event of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such deposit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense, or liability caused by such event of default; or to perform any obligation required of Tenant under the Lease; and Tenant


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       shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under the Lease have been fulfilled.

3.     USE.

       A. The Premises shall he used only for the purpose of general office, receiving, storing, shipping, assembly, light manufacturing, and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Landlord does, however, grant Tenant permission to park or store vehicles or other items reasonably used in conducting business including but not limited to water tanks, in the areas indicated on exhibit on Exhibit A. Tenant agrees not to park any vehicles or to allow the parking of Tenant's vehicles in areas outside of this dedicated area. All such parking or storage shall comply with applicable laws codes and ordinances. Plans and specifications therefor shall be subject to the prior review and approval of Landlord, not to be reasonably withheld. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives including but not limited to those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate form the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the Premises are situated or unreasonably interface with their use of their respective Premises. In addition to any other remedies Landlord may have for a breach by Tenant of the terms of this Section 3, Landlord shall have the right to have Tenant evicted from the Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the Insurance risk more hazardous or cause the State Board of Insurance or other Insurance authority to disallow any sprinkler credits. In the event Tenant's use of Premises shall result in an increase in insurance premiums, Tenant shall be solely responsible for said increase.

       B. HAZARDOUS MATERIALS:

       Without limiting any provision of this Lease regarding compliance with applicable laws, Landlord and Tenant hereby further mutually agree as follows:

         (a) Tenant shall at all times and in all respects comply with all applicable Federal, state and local laws, ordinances and regulations, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.Css.1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C.ss.6901, et seq.), Safe Drinking Water Act (42 U.S.C.ss.3000f, et seq.), Toxic Substances Control Act (15 U.S.D.ss.2601, et seq ), the Clean Air Act (42 U.S.C.ss.9601, et seq.), and other comparable local, state and federal laws, currently in force or enacted in the future ("Hazardous Materials Laws"), relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, sale, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation any "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

         (b) Tenant shall neither cause nor permit any Hazardous Materials to be used, generated, stored, transported, handled or disposed of in or about the Premises at any time. Tenant shall, at its expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required of Tenant for Tenant's use of the Premises. Upon expiration or earlier termination of the Lease term, Tenant shall cause all Hazardous Materials placed on the Premises, if any, to be removed from the Premises and transported for use, storage or disposal in accordance with and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Tenant's interest with respect thereto.

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         (c) Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws relative to the Premises; (ii) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any governmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, including any complaints, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Premises, the Premises, or Tenant's use of the Premises.

         (d) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and its affiliates free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney's fees), or death of or injury to any person or damage to any property whatsoever to the extent that the same arise from or are caused in whole or in part, directly or indirectly, by: (i) the presence in, on, under or about the Premises of any Hazardous Materials due to Tenant's or its agents, employees or contractors acts or omissions; (ii) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials Law. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease.

         (e) Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and its affiliates free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney's fees), or death or injury to any person or damage to any property whatsoever to the extent that the same arise from or are caused in whole or in part, directly or indirectly, by: (i) the presence in, on, under or about the Premises of any Hazardous Materials due to Landlord's or its agents, employees or contractors acts or omissions; (ii) Landlord's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in on, under, about or from the Premises; or (iii) Landlord's failure to comply with any Hazardous Materials Law. Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease.

       For purposes of the release and indemnity provisions hereof (but without limiting any right either Landlord or Tenant may have against third party), any act or omission of Landlord or Tenant, or by their employees, agents subtenants (only in the case of Tenant), contractors or subcontractors of Landlord of Tenant or others acting for or on behalf of Landlord or Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to either Landlord or Tenant, as the case may be. If either party fails to fully comply with the provisions of this Article, the other party may at its option, obtain a written report from an independent environmental auditor and/or perform any or all of the noncomplying party's obligations hereunder, and all reasonable costs and expenses incurred by the other party shall be payable by the noncomplying party immediately upon demand.

4.     TAXES AND OTHER CHARGES

       A. Tenant agrees to pay its proportionate share of any and all real and personal property taxes, regular and special assessments, license fees, public service impact fees and other charges of any kind and nature whatsoever, payable by Landlord (with the exception of any income taxes incurred by Landlord) as a result of any public or quasi-public authority, private party, or owner's association levy, assessment or imposition against, or arising out of Landlord's ownership of or interest in, the real estate described in Exhibit "B" attached hereto, together with the building and the grounds, parking areas, driveways, roads, and alleys around the building in which the Premises are located, or any part thereof (hereinafter collectively referred to as the "Charges"). During each month of the Lease Term, Tenant shall make a monthly escrow deposit with Landlord (the "Escrow Payment") equal to 1/12 of its proportionate share of the Charges which will be due and payable for that particular calendar year. Any lump sum public service impact fees paid by Landlord shall be amortized over ten (10) years at interest not to exceed twelve percent (12%) per annum, and equal installments of such fee, together with interest accrued thereon, shall be payable monthly as a portion of the Charges. Tenant authorizes Landlord to use the funds deposited by Tenant with Landlord under the Paragraph 4 to pay the Charges. Each Escrow Payment shall be due and payable, as additional rent at the same time and in the same manner as the payment of monthly rental as provided herein. The amount of the Initial Monthly Escrow Payment will be specified in the Basic Lease

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       Information. The Initial Escrow Payment is based upon Tenant's proportionate share of the Charges. The Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Escrow Payments are less than Tenant's actual pro rata share of the Charges, Tenant shall pay to Landlord upon demand the difference; if the Tenant's total Escrow Payments are more that Tenant's actual pro rata share of the Charges, Landlord shall retain such excess and credit it to Tenant's Escrow Payment account for the successive year's Charges. Tenant's proportionate share of the Charges shall be computed by multiplying the Charges by a fraction, the numerator of which shall be the number of gross leasable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leasable square footage; or such other equitable apportionment as may be adopted.

       B. If Tenant should fail to pay any Escrow Payments required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Escrow Payments or taxes, assessments, license fees and other charges. Any sums so paid by Landlord shall be deemed to be so much additional rental owing by Tenant to Landlord and due and payable upon demand as additional rental plus interest at the rate of eighteen percent (18%) per annum from the date of payment by Landlord until repaid by Tenant.

       C. (1) If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, fees or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or any future building or buildings, than all such taxes, assessments, fees or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Charges" for the purposes hereof.

                  (2) Tenant may, alone or along with other tenants of the building containing the Premises, at its sole cost and expense, in its or their own name(s) dispute and contest any Charges by appropriate proceedings diligently conducted in good faith, but only after Tenant and all other tenants, if any, joining with Tenant in such contest have deposited with Landlord the amount so contested and unpaid or their proportionate shares thereof as the case may be, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties and other liabilities associated with the proceeding(s), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord upon demand Tenant's share (as among all Tenants who participated in the contest) of all court costs, interest, penalties and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless the Landlord from mid against any cost, damage or expense (including attorney's fees) in connection with any such proceedings.

                  (3) Any payment to be made pursuant to this Paragraph 4 with respect to the calendar year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full calendar year as that part of such calendar year covered by the Lease Term bears to a full calendar year.

       D. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes bases on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

5.     TENANT'S MAINTENANCE

       A Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repair and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floor and floor covering, downspouts, gutters, heating and air-conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado, or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 13(a) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage. Any expenditure by Tenant in any fixture of the Premises that must be capitalized under GAAP, for any reason other than


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       replacement due to damage by the Tenant should be amortized over the useful life expectancy of the fixture and Tenant should only be responsible for payment of that portion equal to the term of the Lease. In such case, Landlord will provide Tenant with an amortization budget.

       B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, licensees or invitees.

       C. Tenant and its employees, customers and licensees shall have the right to use the parking area, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights or ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. If Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of a common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible Tenant, shall pay the entire cost thereof, upon demand, as additional rent.

       D. Tenant shall, at its own cost and expense enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air-conditioning systems and equipment within the Premises.

6. LANDLORD'S REPAIRS. After reasonable notice from Tenant, Landlord shall repair the roof and exterior walls and the cost thereof (except for any costs incurred to repair structural defects) shall be shared as provided in Paragraph 7. Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant's employees, agents, licensees or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have a reasonable opportunity and time to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

7. MONTHLY COMMON-AREA MAINTENANCE CHARGE. Tenant agrees to pay as an additional charge each month its proportionate share of the cost of operation and maintenance of the Common Area which shall be defined from time to time by Landlord. Common Area costs which may be incurred by Landlord, at its discretion, shall include, but not be limited to costs incurred for lighting, water, sewage, trash removal, exterior painting, exterior window cleaning, sweeping, accounting, policing, services negotiation, customary property management fee not to exceed 5% of rentals, sewer lines, plumbing, paving, landscape maintenance, plant material replacement and other like charges, and for administration of the items set forth in this paragraph. Landlord shall maintain the Common Area in reasonably good condition and repair. The proportionate share to be paid by Tenant of the cost of operation and maintenance of the Common Area shall be computed on the ratio that the gross leasable square feet of the Premises bears to the total applicable gross leasable square footage or such other equitable apportionment as may be adopted. Landlord shall make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Any such periodic charges shall be due and payable upon delivery of notice thereof. The initial Common-Area Maintenance Charges, subject to adjustment as provided herein, shall be due and payable, as additional rent, at the same time and in the same manner as the time and manner of the payment of monthly rental as provided herein. The amount of the initial monthly Common-Area Maintenance Charge shall be as specified in the Basic Lease Information.

8.     ALTERATIONS

       A. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, to remove all alterations, additions, improvements and partitions erected by tenant and restore the Premises to their original condition by the date of termination of this lease or upon earlier vacating of the Premises, provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, provided, however, that if Landlord so elects, prior to


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       termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Premises.

       B. Tenant shall remove any sumps and clarifiers and any related Hazardous Materials ("Hazardous Material" shall mean petroleum and petroleum products, asbestos, and PCB's and any "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, or the Resource Conservation and Recovery Act, as amended, those substances, materials and wastes which are defined and "hazardous wastes" or as "hazardous substances" in the Washington State Model Toxics Control Act, as codified at Chapter 70.105D, Revised Code of Washington, and "hazardous" or "toxic" in the regulations adopted or publication promulgated pursuant to any of said laws) in or about the Premises and associates with Tenant's use and occupancy thereof upon the expiration of earlier termination of this Lease.

       C. Notwithstanding anything to the contrary contained herein, Landlord agrees that the Tenant shall not be responsible for, and Landlord shall hold Tenant harmless against, any costs of cleanup or removal arising from or associated with any hazardous material existing in, on or throughout the Premises, as of anytime up to the date Tenant occupies the Premises pursuant to the terms of this Lease.

9. SIGNS. Tenant shall not install signs upon the Premises without Landlord's prior written approval, and any such signage shall be subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration caused by such installation and/or removal.

10.    INSPECTION.

       A. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available.

       B. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration. It shall be the responsibility of Tenant, prior to vacating the Premises, to clean and repair the Premises and restore them to the condition in which they were in upon delivery of the Premises to Tenant at the Commencement Date, reasonable wear and tear excepted. Cleaning, repair and restoration shall include, but not be limited to, removal of all trash, cleaning and repainting of walls, where necessary, cleaning of carpet and flooring, replacement of light bulbs and tubes, cleaning and wiping down of all fixtures, maintenance and repair of all heating and air-conditioning systems, and all similar work, which shall be done at the latest practical date prior to vacation of the Premises.

11. UTILITIES. Landlord agrees to provide at its cost water, electricity and gas service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

12.    ASSIGNMENT AND SUBLETTING

       Tenant shall not have the right, voluntarily or involuntarily, to assign, convey, transfer, mortgage or sublet the whole or any part of the Premises under this Lease without the prior written consent of Landlord. Notwithstanding anything contained to the contrary in this Section, Tenant may assign this Lease to its parent corporation or to any wholly-owned subsidiary corporation or Affiliate (as hereinafter defined) of Tenant without obtaining the prior written consent of Landlord, provided that all the following conditions are met:

         (i) Any such assignee shall remain the parent of Tenant, or a wholly-owned subsidiary corporation of Tenant, or an affiliate as the case may be;

         (ii) The net worth of the assignee shall not be not less than Tenant's net worth prior to such assignment or at the time of execution of this Lease, whichever shall be greater;

         (iii) Tenant shall have given Landlord thirty (30) days' prior notice of such assignment;

         (iv) Tenant shall not be in default under any of the provisions of this Lease at the time of such assignment; and

         (v) The assignee furnishes Landlord at least thirty (30) days' prior to the effective date of said assignment a written instrument satisfactory to Landlord agreeing to assume and be bound by all the conditions, obligations and agreements contained in this Lease.

       As used herein, (i) "Affiliate" shall mean an entity which (aa) directly or indirectly control, Tenant, (bb) is under the direct or indirect control of Tenant or (cc) is under common ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity, (ii) "parent corporation " shall mean a company which owns a majority of whose voting stock is owned by Tenant. Notwithstanding any such assignment, the assignor and any guarantors hereunder shall remain fully and primarily liable for the performance of all conditions, obligations and agreements of tenant under this lease. In the event Tenant applies to Landlord for consent to assign, convey, transfer or sublet the Premises, Landlord may condition such consent upon the right to receive one-half of the profit, if any, which Tenant may realize on account of such assignment, conveyance, transfer or sublease of the Premises. For purposes of this paragraph, "profit" shall mean any sum which the assignee, Sublessee or transferee is required to pay, or which is credited to Tenant as rent in excess of the rents required to be paid by Tenant to Landlord under this Lease. Landlord also reserves the right to recapture the Premises provided, that Tenant may, by written notice given to Landlord within five (5) business days after Tenant's receipt of Landlord's recapture notice, revoke Tenant's request for consent, in which event Landlord shall not recapture the Premises and this Lease shall continue in full force and effect as if Tenant had not requested Landlord's consent to an assignment or subletting, or applicable portion thereof in lieu of giving its consent by notice given to Tenant within twenty (20) days after receipt of Tenant's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Tenant's request hereunder. In the event that Landlord shall not elect to recapture and shall thereafter give its consent, Tenant shall pay Landlord a reasonable fee, not to exceed $500.00, to reimburse Landlord for processing costs incurred in connection with such consent. For purposes of this Lease, any corporate or partnership dissolution, liquidation or merger, and any transfer of the corporate shares or general partnership interests holding a majority of the voting rights in Tenant, whether in a single or any number of transactions cumulatively, or any assignment or transfer by operation of law shall be considered an "assignment" of this Lease requiring Landlord's prior consent and otherwise subject to the provisions of this subsection.

       B. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein as specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment, transfer of sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

13.    INSURANCE, FIRE AND CASUALTY DAMAGE.

       A. Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended

       Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau form prescribed by the insurance regulatory authority for the State in which the Premises are situated by use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraph 13, C, D, E below, such insurance shall be for the sole benefit of Landlord and under its sole control. In the event the Insurance policy shall contain a deductible, Tenant shall be liable for and pay any deductible withheld from insurance proceeds or payable under the terms of the insurance policy in the event of a claim or insured loss thereunder.

       B. Tenant agrees to pay, its proportionate share of Landlord's cost of carrying fire and extended coverage insurance ("Insurance") on the building. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord equal to one-twelfth of its proportionate share of the insurance on the buildings and grounds which will be due and payable for that particular year. Tenant authorizes Landlord to use the funds deposited by him with Landlord under this paragraph to pay the cost of such Insurance. Each Insurance Escrow Payment shall be due and payable, as additional rent, at the same time and manner of the payment of the monthly rental as provided herein. The initial share of the estimated insurance for the year in question, and the monthly Insurance Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate monthly escrow of Tenant's estimated proportionate share of this insurance. The Insurance Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total insurance Escrow Payments are less than Tenant's actual pro rata share of the insurance, Tenant shall pay to Landlord upon demand the difference; if the total Insurance Escrow Payments of Tenant are more than Tenant's actual pro rata share of the Insurance, Landlord shall promptly refund the balance of such excess to Tenant and Insurance. Tenant's cost of insurance shall be computed by multiplying the cost of insurance by a fraction, the numerator of which shall he the number of gross leasable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leasable square footage. The amount of the initial monthly Insurance Escrow Payment will be as specified in the Basic lease Information.

       C. If the building, of which the Premises are a part, should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

       D. If the building, of which the Premises are a part, should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective or if adequate insurance proceeds are for any reason unavailable, upon the date of the occurrence of such damage provided that rent shall not abate if the casualty was caused by the negligence or intentional misconduct of Tenant. Landlord shall give notice to Tenant in writing of its determination to terminate this Lease within sixty (60) days following the date of the occurrence of such damage.

       E. If the building, of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 13(A) above, but only to such extent that rebuilding of repairs can in Landlord's estimation be completed within two hundred
       (200) days after the date upon which Landlord is notified by Tenant of such damage, and adequate insurance proceeds to restore are available this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partition, fixtures, additions and other improvements which may have been placed in, or about the Premises by the Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable "under all of the circumstances" (provided that rent will not abate if the casualty was caused by the negligence or intentional misconduct of Tenant). In the event that Landlord shall fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

       F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust, covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

       G. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

14. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, servants, guests, invitees of visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its employees, agents, servants, guests, invitees or visitors, or of any other person entering upon the Premises, or caused by the building and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating front the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's employees, agents, servants, guests, invitees and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant's obligation to indemnify Landlord under this Paragraph 14 included an obligation to indemnify for losses resulting from death or injury to Tenant's employees, and Tenant accordingly hereby waives any and all immunities it now has or hereafter may have under any Industrial Insurance Act, or other worker's compensation, disability benefit or other similar act which would otherwise be applicable in the case of such a claim. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of Insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises;
       (iii) Tenant's operation in and maintenance and use of the Premises, and
       (iv) Tenant's liability assumed under this Lease, the limits of such polices, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less that fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less that thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby. Except to the extent Tenant has specifically waived its right of recovery in this Lease in Sections 6, 11, 13G, 14, 19, 22, and 26, Landlord shall indemnify and hold Tenant harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any intentional misconduct or gross negligence of Landlord, or any officer, agent, employee, guest or invitee of Landlord, and from all costs, attorney's fees and liabilities incurred in connection with the defense of any such claim or any action or proceeding brought thereon. In any action or proceeding brought against Tenant by reason of such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. In no event shall any indemnity in the Lease by Landlord apply to the extent of the gross negligence or intentional misconduct of Tenant or its agents, employees, contractors, or invitees.

       14B. TENANTS INSURANCE.

       1. Notwithstanding anything to the contrary set forth in this Lease, Tenant covenants and agrees that during the term of this Lease (and any renewal or extension thereof), Tenant, at its sole cost and expense, shall obtain, maintain and keep in full force and effect:

         (a) Comprehensive General Liability Insurance including Blanket Contractual, Personal Injury, Broad Form Property Damage, Products Liability, Completed Operations, Fire Legal Liability, Host Liquor Law Liability (and if Tenant shall be operating a restaurant, tavern or other establishment which sells or dispenses any drink or beverage containing alcohol, Dram Shop Liability) and Owned, Non-owned and Hired automobile coverages, naming Landlord and Tenant, any mortgagee of the Building and any landlord under a lease of the property on which the Building is located, and any other designee of Landlord, as insureds, with minimum limits of $1,000,000 combined single limit for property damage and bodily injury per occurrence for any and all claims for injury or damage to persons or property or for the loss of life or property occurring upon, in or about the Premises and the public portions of the Building arising out of or in connection with any act or omission of Tenant, its employees, agents, contractors, customers, and invitees.

         (b) All Risk insurance including without limitation sprinkler leakage and flood and earthquake (if flood and earthquake exposure exists) and vandalism and malicious mischief on a 100% replacement cost basis covering all contents, merchandise, inventory, equipment, floor coverings, fixtures and improvements and such other portions of the Premises which Landlord is not responsible for restoring. Tenant shall apply all insurance proceeds attributable to any of the foregoing items to the repair and restoration thereof. In addition, Tenant shall obtain and keep in full force and effect during the term of this Lease business interruption insurance with all risk perils and such other insurance in such amounts as Landlord shall reasonably require.

         (c) Workers' Compensation insurance as required by law and Employer's Liability coverage for a minimum of $1,000,000 per occurrence.

       2. Tenant covenants to comply with any and all rules and regulations applicable to the Premises issued by the Board of Fire Underwriters or by any other body hereinafter constituted exercising similar functions and insurance companies writing policies covering the Premises. Tenant shall pay all costs, expenses, claims, fines, penalties and damages imposed because of failure of Tenant to comply with this Section (2) and agrees to indemnify Landlord from all liability (including without limitation attorney's fees) with reference thereto. Tenant shall, at its own cost and expense, procure and maintain each and every permit, license, certificate or other authorization and any renewals, extensions or continuances of the same required in connection with lawful and proper use of the Premises for Tenant's business. Tenant agrees to pay upon demand as additional rent under this Lease any increase in the amount of insurance premiums payable by Landlord for its insurance on the Building and/or the underlying property ("Landlord's Insurance") over and above the rate now in force that may be caused by Tenant's use or occupancy of the Premises or any act or omission of Tenant, its agents, employees, contractors or cancelled or suspended, then Tenant shall indemnify Landlord against any liability, cost or expense which would have been covered thereunder. All insurance obtained by Tenant hereunder shall be under primary policies and Landlord's Insurance shall be excess and noncontributory.

       3. Tenant shall deposit a policy or policies of all such insurance, or an approved certificate evidencing such insurance issued by duly authorized agents of the carriers in question, with Landlord at least ten (10) days before the Commencement Date and renewals of such policies and at least thirty (30) days prior to the expiration of any existing policies. All such policies shall provide that such insurance shall not be modified, cancelled, reduced or allowed to lapse except upon thirty (30) days prior written notice (by certified mail, return receipt requested) to Landlord and all additional insureds.

       4. All such policies shall (a) be written in form and substance satisfactory to Landlord by an insurance company licensed and authorized to do business in the state in which the Building is located and having a rating of not less than "A - X" by A.M. Best Company's most recent ratings report, and otherwise satisfactory to Landlord in all respects,
       (b) contain a provision or endorsement that (i) no act of omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of the loss solely responsible for the payment of all premiums and that Landlord shall have no obligation to pay same notwithstanding that Landlord is or may be named as an insured. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies in the event of a default under this Lease. Carrying the prescribed insurance shall in no way be construed as either a limitation or satisfaction of the hold harmless or indemnity agreements contained in this Lease. In the event Tenant shall not obtain any of the insurance required to be obtained hereunder, Landlord shall have the right to obtain such insurance on Tenant's behalf and Tenant shall pay to Landlord the cost thereof upon demand as additional rent. Landlord shall have the further right to review annually the form, substance and limits of all Tenant's insurance required hereunder an Tenant shall adjust its insurance and/or increase the limits thereof as Landlord shall deem reasonably necessary.

       14C. MISCELLANEOUS

       Tenant will list Landlord, Landlord's lenders and property managers as additional insureds on Tenant's insurance policies. Tenant is also expressly required to maintain fire and extended coverage insurance for the full replacement value of any alterations, additions or improvements installed by or for it at the Premises.

15.    CONDEMNATION.

       A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of the Lease, effective when the physical take of said Premises shall occur.

       B. If part of tine Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase to lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

       C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive the entire award. Tenant shall be entitled to make a claim in any condemnation proceeding which does not reduce the amount of Landlord's award, for the value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant.

16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five
       (5) days advance written notice, or by Tenant at any time upon not less that thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the Base Rent in effect on the termination date, plus all additional rental as defined herein, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 16 shall not be construed as Landlord's consent of Tenant to hold over.

17. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good fee or leasehold title of the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage of mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth, and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof will without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.


18. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

       A. Tenant shall fail to pay any installment of the rent herein reserved when due, of any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

       B. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, of shall make an assignment for the benefit of creditors.

       C. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

       D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

       E. Tenant shall desert or vacate any substantial portion of the Premises.

       F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

19. REMEDIES. Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

       A. Landlord may accelerate all rent payments due hereunder which shall then become immediately due and payable.

       B. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

       C. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any pact thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent therefor; and the Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for refusal or failure to relet or in the event of reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

       D. Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in this effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

       E. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including attorney's fees. Damage shall include, without limitation, all rents lost, all legal expenses and other related costs incurred by Landlord following Tenant's default, all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including without limitation any brokerage commissions and the value of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

       F. In the event Tenant fails to pay any installment of rent, additional rent or other charges hereunder within five (5) business days after written notice from Landlord that such amount is overdue, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in all amount equal to five (5%) of such installment; and the failure to pay such amount within ten
       (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

G. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to a Landlord hereunder or of any damages accruing to a Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Lease Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or to accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violations or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord notifies Tenant in writing. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's or Tenant's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred. In the event of any litigation concerning this lease the substantially prevailing party shall be reimbursed its attorney's fees and costs by the substantially prevailing party.

20. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals, and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other, personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 20 at public or private sale. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.


21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any ground leases, mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then, by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgage for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises or in the event of a transfer in lieu of foreclosure, Tenant shall attorn to the mortgagee, beneficiary, or purchaser/assignee and recognize the same as the new landlord under this Lease.

22. LANDLORD'S DEFAULT. Landlord shall not be in default unless Landlord fails, to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing and specifying how Landlord has failed to perform such obligations and the acts required to cure the same; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant shall have the right to recover its actual damages caused by an uncured default of Landlord under this Lease. In no event shall Tenant have the right to offset damages against rent or to terminate this Lease as a result of Landlord's default, or to seek consequential of punitive damages against Landlord for a default hereunder.

23. MECHANICS LIEN. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repair, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment Tenant to Landlord shall be deemed to be compiled with when and if the following steps are taken:

       A. All rent and outer payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

       B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

       C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not three business days after deposit in the United States mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have thereto specified by written notice delivered in accordance herewith:

           LANDLORD:                              TENANT:

           New York Life Insurance Company        Pure Water Corporation
           c/o TRAMMELL CROW COMPANY              an Aqua Source Company,
           5601 6th Avenue South                  21608 85th Avenue South
           Seattle, WA 98108                      Kent, WA 98032

       If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice

25.    MISCELLANEOUS.

       A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

       B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, insure the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. In the event of any sale of the subject real estate by Landlord, Landlord shall automatically be released from all liability under this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

       C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope of intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

       D. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease

       E. This Lease may not be altered, changed of amended except by an instrument in willing signed by both parties hereto.

       F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation all heating and air-conditioning systems and equipment therein, in good condition and repair pursuant to Paragraph 10(B) hereof. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall he credited against the amount payable by Tenant under this Paragraph 25(F).

       G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present of future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

       H. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or nonacceptance by Landlord or to other use of the Premises without notice, and this Lease shall not he valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

       I. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

       J. During the term of this Lease and any subsequent option periods, Landlord shall have the right to request and obtain Tenant's current financial statements with reasonable advance notice. Tenant shall comply with Landlord's request for financial statements in a reasonable time frame not to exceed thirty (30) days from the date of request.

26. LIABILITY OF LANDLORD. Tenant agrees that no trustee, officer, employee, agent or individual partner of Landlord, (or its constituent entitles), shall be personally liable for any obligation of Landlord hereunder, and that Tenant must look solely to the interests of Landlord, or its constituent entitles in the subject real estate, for the enforcement of any claims against Landlord arising hereunder.

27. TIME. Time is of the essence of this Lease for each and all of its provisions in which Tenant's performance is a factor.

28. NO RECORDATION. Tenant shall not, without the consent of Landlord, record this Lease or any "short form" memorandum thereof.

29.    ADDITIONAL PROVISIONS.

       Paragraphs 30-34, attached hereto are by this reference incorporated herein.

       TENANT:

       PURE WATER CORPORATION,
       an Aqua Source Company
       a Delaware corporation

       BY: ___________________________________

       ITS: __________________________________


       LANDLORD:

       NEW YORK LIFE INSURANCE COMPANY

       BY: ___________________________________

       ITS: __________________________________

STATE OF ____________________________________)
                                                SS
COUNTY OF____________________________________)


BE IT REMEMBERED, that on this __________day of ________________________,
19____, before me, the undersigned a Notary Public in and for said County and State, duly commissioned an sworn, personally appeared _________________________________ known to me to be the person who signed as
_______________________________ of ________________________________________, the
corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as officer of the corporation, that he/she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                   _____________________________________________


                                   Notary Public for ___________________________

                                   Residing at _________________________________

                                   My Commission Expires _______________________




STATE OF ____________________________________)
                                                SS
COUNTY OF____________________________________)


BE IT REMEMBERED, that on this ______day of _____________________, 19_________, before me, the undersigned a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared ___________________________ known to me to be the person who signed as _____________________________________
of _________________________________the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as an officer of the corporation, that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                   _____________________________________________


                                   Notary Public for ___________________________

                                   Residing at__________________________________

                                   My Commission Expires________________________

                                GUARANTY OF LEASE

         THIS GUARANTY OF LEASE is attached to and is hereby made a part of that certain Lease dated July 8, 1999 between NEW YORK LIFE INSURANCE COMPANY ("Landlord"), and PURE WATER CORPORATION an AquaSource Company, a Delaware corporation ("Tenant").

         FOR VALUE RECEIVED and in consideration of and as an inducement to Landlord entering into this Lease, the undersigned guarantor ("Guarantor"), AquaSource, Inc., unconditionally and continuously guarantees to Landlord, its successors and assigns, and acknowledging that Guarantor receives an economic benefit from Tenant's entering into this Lease, the full and timely performance and observance by Tenant of all the terms and conditions of the Lease to be performed and observed by Tenant.

         This Guaranty and the obligations of Guarantor hereunder shall not be terminated or impaired by reason of the granting by Landlord of any indulgences to Tenant or the assertion by Landlord against Tenant of any of Landlord's rights or remedies under the Lease, or by the relief of Tenant from any of Tenant's obligations under the lease by operation of law or otherwise, whether or not Guarantor has received notice of same. Guarantor waives all suretyship defences and waives notice of any breach by Tenant.

         This Guaranty shall continue in full force and effect as to any renewal, amendment, modification, extension, assignment or transfer of the Lease or any subletting of the Lease premises, whether or not Guarantor shall have received notice of or consented to the same. The liability of Guarantor under this Guaranty is primary and absolute, and Landlord may at its opinion proceed against guarantor without proceeding against Tenant. Any action against Guarantor may be brought in the county in which the Lease premises are located, or in King County, Washington, at Landlord's option.

         Landlord's delay or failure to insist upon the strict performance or observance of any obligation of Tenant under the Lease or to execute any right or remedy available under the Lease or at law or in equity, shall not be construed to be a waiver of Landlord's prerogative to insist upon such strict performance or observance or to exercise any such right or remedy. Receipt by Landlord of rent or other payment with knowledge of a breach of any term or condition of the Lease shall not be construed to be a waiver of such breach.

         The liability of Guarantor hereunder shall not be affected or limited by: the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings; the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the federal bankruptcy laws or other statutes or from the decision in any court; the rejection or disaffirmance of the Lease in any such proceedings; any disability or other defence of Tenant; or the cessation, from any cause whatsoever, of the liability of the Tenant.

         Until all terms, conditions and agreements of the Lease are fully performed and observed by Tenant; Guarantor hereby waives the right to enforce any claim, right or remedy which Guarantor now has or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder, and Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

         This Guaranty shall inure to the benefit of the Landlord, its affiliates, successors and assigns, and shall be binding upon the successors and assigns of Guarantor.

         This Guaranty is irrevocable and may not be changed, affected, discharged or terminated other than by an agreement in writing signed by Guarantor and Landlord.

         Guarantor shall pay all costs and expenses paid or incurred by Landlord in enforcing either the Lease or this Guaranty, including court costs and a reasonable amount for legal services performed by counsel, whether employed or retained by Landlord.

         DATED this ___day of ______________, 19___.   AquaSource, Inc.


                                                 _______________________________
                                                 (signature)


                                                 _______________________________
                                                 (Name - PLEASE PRINT)
CORPORATE ADDRESS

___________________________________

___________________________________

___________________________________


CORPORATE TELEPHONE:

___________________________________

AQUASOURCE LNC.
________________________________________________________________________________


                          CERTIFICATE OF THE SECRETARY

The undersigned, Diane S. Eismont, does hereby certify that she is Corporate Secretary of AquaSource, Inc., a Delaware corporation, and does hereby further certify that attached is an excerpt from the Minutes of a Meeting of the Board of Directors of the Company duly called and held on August 19, 1999, at which meeting a quorum was present and acting throughout; none of the corporate action reported in said excerpt has been modified or rescinded.

         WITNESS the due execution hereof this 19th day of August, 1999



                                         _______________________________________
(SEAL)                                   Diane S. Eismont
                                         Corporate Secretary

                          EXCERPT FROM THE MINUTES OF A
                        MEETING OF THE BOARD OF DIRECTORS
                               OF AQUASOURCE, INC.
                             HELD ON AUGUST 19, 1999

Approval of a Guarantee of Pure Water Corporation Lease

         Mr. Villiotti explained to the Board that Pure Water Corporation, located in Seattle, Washington, was moving into a new facility under very favorable lease terms (on a gross basis, 48 cents per square foot per month). A total of 75,940 square feet will be leased for seven years at an annual cost of about $440,000 per year. Mr. Villiotti explained that a guarantee from AquaSource is necessary as part of the lease in order to obtain these lease terms and he recommended that the Board approve such a guarantee.

         After questions and discussion and on motion duly made and seconded, the following resolutions were unanimously adopted:

         RESOLVED, That the Company is authorized to enter into the Guaranty of Lease Agreement, as part of the Lease Between New York Life Insurance Company and Pure Water Corporation, substantially under the terms presented to the Board at this meeting; and

         FURTHER RESOLVED, That each of the proper officers of the Company is authorized, in the name and on behalf of the Company, to do and perform all acts and execute and deliver all such documents and other instruments as each of them may deem necessary or appropriate in order to fully effectuate the purpose of the foregoing resolution.

                                GUARANTY OF LEASE

       THIS GUARANTY OF LEASE is attached to and is hereby made a part of that certain Lease, dated July 8, 1999, between NEW YORK LIFE INSURANCE COMPANY ("Landlord"), and PURE WATER CORPORATION, an AquaSource Company, a Delaware corporation ("Tenant").

FOR VALUE RECEIVED and in consideration of and as an inducement to Landlord entering into this Lease, the undersigned guarantor ("Guarantor"), AquaSource, Inc., unconditionally and continuously guarantees to Landlord, its successors and assigns, and acknowledging that Guarantor receives an economic benefit from Tenant's entering into this Lease, the full and timely performance and observance by Tenant of all the terms and conditions of the Lease to be performed and observed by Tenant.

       This Guaranty and the obligations of Guarantor hereunder shall not be terminated or impaired by reason of the granting by Landlord of any indulgences to Tenant or the assertion by Landlord against Tenant of any of Landlord's rights or remedies under the Lease, or by the relief of Tenant from any of Tenant's obligations under the lease by operation of law or otherwise, whether or not Guarantor has received notice of same. Guarantor waives all suretyship defenses and waives notice of any breach by Tenant.

       This Guaranty shall continue in full force and effect as to any renewal, amendment, modification, extension, assignment or transfer of the Lease or any subletting of the Lease premises, whether or not Guarantor shall have received notice of or consented to the same. The liability of Guarantor under this Guaranty is primary and absolute, and Landlord may at its option proceed against guarantor without proceeding against Tenant. Any action against Guarantor may be brought in the county in which the Lease premises are located, or in King County, Washington, at Landlord's option.

       Landlord's delay or failure to insist upon the strict performance or observance of any obligation of Tenant under this lease or to exercise any right or remedy available under the Lease or at law of in equity, shall not be construed to be a wavier of Landlord's prerogative to insist upon such strict performance or observance or to exercise any such right or remedy. Receipt by Landlord of rent or other payment with knowledge of a breach of any term or condition of the Lease shall not be construed to be a waiver of such breech.

       The liability of Guarantor hereunder shall not be affected of limited by: the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings; the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's said liability under the Lease, resulting from, the operation of any present or future provision of the federal bankruptcy laws or other, statutes or from the decision in any court; the rejection or disaffirmance of the Lease in any such proceedings; any disability or other defense of Tenant, or the cessation, from any cause whatsoever, of the liability of the Tenant.

       Until all the terms, conditions and agreements of the Lease are fully performed and observed by Tenant, Guarantor hereby waives the right to enforce any claim, right or remedy which Guarantor now has or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder, and Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

       This Guaranty shall inure to the benefit of the Landlord, its affiliates, successors and assigns, and shall be binding upon the successors and assigns of Guarantor.

       This Guaranty is irrevocable and may not be changed, affected, discharged of terminated other than by an agreement in writing signed by Guarantor and Landlord.

       Guarantor shall pay all costs and expenses paid or incurred by Landlord in enforcing either the Lease or this Guaranty, including court costs and a reasonable amount for legal services performed by counsel, whether employed or retained by Landlord.

         DATED this ____day of _________________ , 1999.   AquaSource,Inc


                                                 _______________________________
                                                 (Signature)

                                                 _______________________________
                                                 (Name - PLEASE PRINT)

CORPORATE ADDRESS;

_________________________________________


_________________________________________


CORPORATE TELEPHONE:

_________________________________________

                         ADDITIONAL PROVISIONS TO LEASE
                                  July 8, 1999

                         NEW YORK LIFE INSURANCE COMPANY
                                   as Landlord

                                       and

                  PURE WATER CORPORATION, an AquaSource Company
                             a Delaware corporation,
                                    as Tenant
________________________________________________________________________________



    30. FREE RENT. Tenant shall not be required to pay the monthly base rent for the period September 1, 1999 through December 31, 1999, but will be responsible for its share of the monthly operating expenses during this time, provided that this Lease does not terminate prior to December 31, 2006. If for any reason this Lease terminates prior to December 2006, Tenant shall be required to promptly pay to Landlord, in addition to other charges that may be due, four (4) month's base rent for the period September 1, 1999 through December 31, 1999.

    31. RENT INCREASE. Effective September 1, 2002, the monthly base rent as provided for in Paragraph 2 of the Lease shall be increased to Thirty Two Thousand Six Hundred Fifty Four and No/100 ($32,654.00). Effective September 1, 2005, the monthly base rent as provided for in Paragraph 2 of the Lease shall be increased to Thirty Five Thousand Six Hundred Ninety One and No/100 ($35,691.00).

    32 OPTION TO EXTEND. While this lease is in full force and effect, provided Tenant is not and has not been in default of any of the terms, covenants and conditions thereof, Landlord grants to Tenant one (1) option to extend the term of the Lease for a period of five
             (5) years commencing upon the termination of the original Lease term, exercisable by giving Landlord notice in writing not later nine (9) months prior to the termination of the original lease term. Such extension or renewal shall be on the same terms, covenants and conditions as provided for in the original term except that the monthly base rent during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas. However, in no event shall the Monthly Base Rent during the Option Term be below that in effect in the final full calendar month of the original term of the Lease. In the event the demised Premises is sublet or assigned this renewal option will be null and void and of no further effect.

    33. TENANT IMPROVEMENTS. Landlord agrees to provide to Tenant a Seventy-Five Thousand and no/100 Dollars ($75,000) tenant improvement allowance so that Tenant may complete its improvements to the Premises provided that Tenant completes tenant improvements and submits invoices for the same to the Landlord on or before December 31, 2000. Should Tenant not complete its tenant improvements and/or submit invoices for the same to the Landlord on or before December 31,2000, Landlord shall not be required to pay the $75,000 tenant improvement allowance. Prior to Tenant commencing work on these improvements, Tenant shall submit to Landlord two (2) copies of plans detailing the design and plan of improvements Landlord shall either approve or disapprove plans within five (5) days and, if approved, return a signed, approved copy to Tenant. In the event that the plans are not approved by Landlord, Landlord shall inform Tenant of the reasons for such disapproval and Tenant shall have five (5) days in which to submit revised plans to Landlord for approval, which approval shall not be unreasonably withheld or delayed. Tenant shall not unreasonably refuse to satisfy any objections made by Landlord to said plans and specifications. Any objections Tenant has to Landlord's objection shall be submitted to Landlord in writing within said five (5) day period. A failure of one party to give any notice to the other party within such five (5) day period shall be deemed to constitute approval of the plans and specifications or the objections thereto, as appropriate.

                     Upon Landlord's approval of Tenant's plans, Tenant shall
             promptly enter into a construction contract with a licensed, bonded contractor. The construction of all improvements to be made on the Premises shall be performed in a first-class, workmanlike manner and in conformity with all applicable governmental laws, ordinances, rules, orders, regulations, and other

                                    EXHIBIT B

                            KENT EAST CORPORATE PARK

                                LEGAL DESCRIPTION

That portion of the South 1/2 of Northwest 1/4 and the North 1/2 of the Southwest 1/4 of Section 7, Township 22 North, Range 5 East, W.M., in King County, Washington, being more particularly described as follows:

COMMENCING at the West 1/4 corner of said Section 7; thence S 89(degree)59'28" E along the South line of said Northwest 1/4 a distance of 50.01 feet to a point on the East line of a parcel conveyed to the City of Kent for 84TH AVENUE SOUTH road purposes as recorded under Recording No. 9008061001 said point also being the POINT OF BEGINNING; thence N 1(degree)15'05" E along said line 767.80 feet to the North line of the South 767.62 feet of Government Lot 2 in said Section 7; thence ; 89(degree)59'28" E along said North line 447.76 feet to the East line of the West 497.65 feet of said Government Lot 2; thence S 1(degree)15'05" W along said East line 400.15 feet to the North line of the South 10 acres of said Government Lot 2; thence S 89(degree)59'28" E along said North line 258.06 feet to the East line of the West 755.65 feet of said Government Lot 2; thence N 1(degree)15'05" E along said East line 400.15 feet to said North line of the South 767.52 feet; thence S 89(degree)59'28" E along said North line 811.85 feet to the Westerly line of a parcel conveyed to the State of Washington as recorded under Recording No. 8406291616; thence Southerly along said line by the following courses and distances: S 27(degree)02'29" E 222.77 feet; S 10(degree)57'58" E 30.41 feet; S 20(degree)42'36" E 95.02 feet; S
1(degree)42'05" W 125.20 feet; N 88(degree)29'46" E 13.61 feet to the Westerly margin of a drainage ditch right-of-way condemned by King County Superior Court Cause No. 32912 and as field located in February, 1990; thence Southerly along said margin by the following courses and distances: S 4(degree)54'00" W 235.12 feet; S 13(degree)37'00" W 118.22 feet; S 23(degree)57'00" W 111.60 feet; S
20(degree)36'00" W 109.72 feet; S 14(degree)32'00" W 109.77 feet; S
12(degree)31'00" W 311.40 feet to the North line of a parcel conveyed to the City of Kent for SOUTH 218TH STREET road purposes as recorded under Recording No. 9008061002; thence S 89(degree)54'38" W along said line 307.74 feet to the West line of TRACT 18 of SHINN'S CLOVERDALE ADDITION TO KENT, as per plat recorded in Volume 6 of Plats, Page 52, records of said King County; thence N 1(degree)14'10" E along said West line 388.47 feet to its intersection with the Easterly extension of the South line of TRACT 10 of said Plat; thence S 89(degree)58'36" W along said extended line and along the South line of said TRACT 10 a distance of 530.86 feet to the West line of the East 1 acre of TRACT 9 of said Plat; thence S 1(degree)18'03" W along said West line 243.49 feet to the North line of a parcel conveyed to the City of Kent for SOUTH 218TH STREET and 84TH AVENUE SOUTH road purposes as recorded under Recording No. 9008061003; thence S 89(degree)56'39" W along said line 380.24 feet to the East line of The West 244 feet of said TRACT 9; thence N 1(degree)15'40" E along said line 76.52 feet to the North line of the South 90 feet of said TRACT; thence N 89(degree)56'39" E along said line 14.00 feet to the East line of the West 258 feet of said TRACT; thence N 1(degree)15'40" E along said line 167.17 feet to the North line of said TRACT; thence N 89(degree)58'36" E 18.00 feet to the East line of the West 306 feet of said TRACT 10; thence N 1(degree)15'40" E along said line 248.46 feet to the South line of the North 8.72 feet of said TRACT 10; thence N 89(degree)59'28" W along said South line 256.06 feet to the East line of said Parcel conveyed to the City of Kent as recorded under Recording No. 9008061001; thence N 1(degree)15'40" E along said East line 8.72 feet to the POINT OF BEGINNING.

TOGETHER WITH that portion of the South 1/2 of the Northwest 1/4 and the North 1/2 of the Southwest 1/4 of Section 7, Township 22 North, Range 5 East, W.M., in King County, Washington, being more particularly described as follows:

COMMENCING at the West 1/4 corner of said Section 7; thence S 89(degree)59'28" E along the South line of said Northwest 1/4 a distance of 1690.84 feet to a point on the Easterly margin of a drainage ditch right-of-way condemned by King County Superior Court Cause No. 32912 and as field located in February, 1990, said point also being the POINT OF BEGINNING; thence Northerly along said margin the following courses and distances: N 13(degree)37'00" E 83.72 feet; N 4(degree)54'00" E 239.83 feet to the Southerly line of a parcel conveyed to the State of Washington as recorded under Recording No. 8406291616; thence leaving said Easterly margin N 88(degree)29'46" E along said Southerly line 36.23 feet to the Westerly margin of STATE ROUTE NO. 167 as conveyed to the State of Washington as recorded under Recording No. 5335185; thence Southerly along said Westerly margin by the following courses and distances: S 1(degree)30'14" E
463.44 feet; S 0(degree)59'52" E 172.05 feet to a point on a curve to the right from which the center bears N 89(degree)58'21" W 3164.10 feet distant; thence Southerly along said curve through a central angle of 5(degree)59'09" an arc distance of 330.57 feet to the Northerly line of a parcel conveyed to the City of Kent for SOUTH 218TH STREET road purposes as recorded under Recording No. 9008061002; thence leaving said Westerly margin and running along said Northerly line the following courses and distances: S 89(degree)54'38" W 13.70 feet to a point on a curve to the left from which the center bears S 53(degree)02'27" W
50.00 feet distant;

thence Westerly along said curve through a central angle of 106(degree)15'37" an arc distance of 92.73 feet; thence S 89(degree)54'39" W 166.66 feet to the Easterly margin of said drainage ditch right-of-way as field located in February, 1990; thence leaving said Northerly line and running along said Easterly margin by the following courses and distances: N 12(degree)31'00" E
305.37 feet; N 14(degree)32'00" E 108.00 feet; N 20(degree)36'00" E 107.67 feet;
N 23(degree)57'00" E 113.13 feet; N 13(degree)37'00" E 38.66 feet to the POINT OF BEGINNING.

Revised December 6, 1990
90-007A

                                    EXHIBIT C

                               TENANT IMPROVEMENTS
________________________________________________________________________________

This page has been intentionally left blank

January 5, 2000



Mr. Mark Landis
Pure Water Corporation
P.O. Box 80347
Seattle, Washington 98108-0347


RE:      KENT EAST CORPORATE PARK
         NOTICE OF LEASE COMMENCEMENT


Dear Mark:

The purpose of this letter is to serve as a written notification and confirmation of certain provisions contained within your Lease. As of September 1, 1999, Pure Water Corporation took possession of the premises as described in the Lease. The undersigned, on behalf of Tenant, acknowledges that Tenant is now in possession of the premises and that the lease is in full force and effect. Tenant also acknowledges that a key to the premises has been received.

The lease commencement date is hereby deemed to be September 1, 1999. The primary lease term as set for the in the Basic Lease Information shall be 88 months, the lease expiration date is December 31, 2006 and the initial base rental payments shall be $28,857.00 per month.

The actual rentable area in the premises is hereby deemed to be 75,940 square feet. The actual rentable area in the building is 75,940 square feet, and of the Park as a whole is 807,096 square feet. Therefore, the Tenant's proportionate share of the building and park area shall be 100% and 9.41% respectively.

Please indicate your agreement to and acceptance of the items outlined above by signing the enclosed copy of this letter and returning one original copy to us. Again, we welcome you to your new space within Kent East Corporate Park and look forward to a long and mutually beneficial relationship.

Sincerely,                       APPROVED THIS 8TH DAY OF FEBRUARY, 2000
                                               ---        --------

TRAMMELL CROW COMPANY      PURE WATER CORPORATION

//s/Eric M. Ragde
Eric M. Ragde                    BY:     _______________________________________
Operations Manager

                                 TITLE:  President
                                         _______________________________________

cc:      John D. Robertson

                                AMENDMENT NO. 1

              (DATED DECEMBER 23, 1996 FOR REFERENCE PURPOSES ONLY)

     THIS AMENDMENT No. 1 to Lease is entered into by and between ARGONNE COMMERCIAL CENTER, ("Landlord") and PURE WATER CORPORATION, a Washington Corporation, ("Tenant").


                                    RECITALS

         WHEREAS, Landlord and Tenant entered into a Lease dated January 12, 1996 ("Lease") for the premises located at E. 9516 Montgomery, Unit #14, Spokane, Washington 99206 ("Premises"), and more particularly described in said Lease; and,

         WHEREAS, Landlord and Tenant now wish to further modify said Lease.


                               W I T N E S S E T H

         NOW, THEREFORE, in consideration of mutual covenants herein below, Landlord and Tenant agree as follows:

1. Paragraph #5 is amended to read as follows: "The term of this lease is extended for a period of five (5) years commencing February 1, 1997 and ending January 31, 2002."

2. Paragraph #8 is amended to read as follows: "Tenant agrees to pay Landlord as basic rent the amounts as follows:

         COMMENCING                 ENDING               BASIC MONTHLY RENTAL
         ----------                 ------               --------------------

         February 1, 1997           January 31, 1998          $1,041.00
         February 1, 1998           January 31, 1999          $1,073.00
         February 1, 1999           April 30, 1999            $1,105.00
         May 1, 1999                January 31, 2000          $1,894.00
         February 1, 2000           January 31, 2001          $1,950.00
         February 1, 2001           January 31, 2002          $2,009.00

3. Beginning May 1, 1999, Paragraph #1 shall be amended to read as follows: "PREMISES": Unit #14 containing approximately 5,605 square feet of the building commonly know as 9516 E. Montgomery, being a part of the real property situated in the County of Spokane, State of Washington, described as follows: The South 120 feet of the North 340 feet of the West 1/2 of Tract 363 of OPPORTUNITY PLAT TWO, as per Plats thereof recorded in Volume "Q" of Plats, page 41, EXCEPT the west 5 feet thereof for Locust Road situate in the County of Spokane, State of Washington."

4. Beginning May 1, 1999, Tenant's share of operation expenses as provided in Paragraph 2 of Rider #1 to that certain Net Lease between Argonne Commercial Center as Landlord and Pure Water Corporation, a Washington Corporation as Tenant, dated January 12, 1996, shall be amended to 9.91%, increased from 5.96%. All other terms of said Paragraph 2, Operation Expenses, shall remain the same.

5. Tenant herein acknowledges that ZDI Gaming's Lease expires April 30, 1999 as to Unit #15 and within a reasonable period of time after ZDI Gaming vacates the premises, Landlord agrees to remove the office doors from the existing office space to the warehouse area and to create a 8' x 8' opening between Units #14 and #15 where opening had previously existed. Further, Landlord agrees to remove the carpeting in the office areas. THE STEPPED UP RENT WHICH INCLUDES UNIT #15 SHALL COMMENCE ON MAY 1, 1999 OR ON THE DATE WHEN SAID SPACE IS READY FOR OCCUPANCY BY PURE WATER CORPORATION.

6. This Amendment No. 1 modifies and supersedes the Lease as amended to the extent stated herein only. In the event of any inconsistencies between the Lease as amended and this Amendment No. 1, this Amendment No. 1 shall control. All other provisions of the Lease as amended will remain in full force and effect.

7. The Lease as amended and this Amendment No. 1 represents the entire agreement of the parties and neither has made nor relied upon any representations, warranties, promises, covenants or undertakings other than those expressly set forth herein.

8. SEE ATTACHED EXHIBIT "A": FOR DESCRIPTION OF MODIFICATIONS PERTAINING TO DRIVE-THROUGH OPENING BETWEEN UNITS 14 AND 15. ANY MODIFICATIONS TO BE COMPLETED BY TENANT HEREIN SHALL BE COMPLETED IN A PROFESSIONAL MANNER. AT LANDLORD'S OPTIONS TENANT AGREES TO REBUILD THE STEPS TO MEZZANINE AND TO FINISH SOUTH MEZZANINE WALL WHICH MAY BE REMOVED BY TENANT AS SHOWN ON EXHIBIT "A".

LANDLORD                                      TENANT

ARGONNE COMMERCIAL CENTER                     PURE WATER CORPORATION ,
                                              a Washington Corporation

________________________________              __________________________________

BY: RICHARDS, MERRILL, PETERSON/              BY:_______________________________
    ALVIN J. WOLFF INC., FUND I               Its:  ____________________________

BY: ALVIN J. WOLFF INC., GENERAL              Date:  ________________________
    PARTNER

Its:  _____________________________

Date:  ____________________________

                          A C K N O W L E D G E M E N T


STATE OF ____________________________     )
                                          )  ss.
County of ___________________________     )


     I certify that I know or have satisfactory evidence that ______________________ ___________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the _______________________ of _____________________________
to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.


                           DATED:  ________________________ , 1996


                                   _____________________________________________
                                   NOTARY PUBLIC in and for said
                                   County and State, residing at _______________

                                   _____________________________________________

                                   My appointment expires ______________________


                          A C K N O W L E D G E M E N T

STATE OF ____________________________     )
                                          )  ss.
County of ___________________________     )


     I certify that I know or have satisfactory evidence that ______________________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledge it as the ___________________ of __________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                           DATED:  ________________________ , 1996


                                   _____________________________________________
                                   NOTARY PUBLIC in and for said
                                   County and State, residing at _______________

                                   _____________________________________________

                                   My appointment expires ______________________